UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	January 3, 2003 (Date of earliest event reported)

Insurance Management Solutions Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-25273	59-3422536

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 94th Avenue North St. Petersburg, Florida (Address of principal executive offices)	33702 (Zip Code)

(727) 803-2040

(Registrant’s telephone number, including area code)

SIGNATURE
Flood Insurance Vendor Agreement
01/03/03 Release of Security Interests
First Community Insurance Termination Agreement

Item 5. Other Events and Regulation FD Disclosure.

     Insurance Management Solutions Group, Inc. (including its subsidiaries, the “Company”) is filing this Current Report on Form 8-K to report that, on January 3, 2003, Bankers Insurance Group, Inc. (including its subsidiaries, “BIG”) consummated the sale of First Community Insurance Company, a subsidiary of BIG and a fifty-state licensed insurance carrier (“FCIC”), and certain assets of BIG, including the rights to issue new and renewal flood insurance policies underwritten by BIG and its subsidiaries, Bankers Insurance Company (“BIC”), Bankers Security Insurance Company (“BSIC”) and FCIC, to Fidelity National Financial, Inc. (“FNF”). (As of the date of this Report, BIG, through BIC and BSIC, beneficially owns 68.0% of the outstanding common stock of the Company.) FNF, a Fortune 500 company, is the largest title insurance and diversified real estate related services company in the United States, with total revenue of nearly $3.9 billion in 2001. The transaction involves more than 360,000 flood insurance policies originated through a nationwide network of approximately 10,000 independent agents in conjunction with the National Flood Insurance Program.

     At the time of consummation of the foregoing transaction between BIG and FNF, the Company received payment in full of all amounts due and owing (approximately $6.7 million) from BIG under the revolving line of credit of up to $7.0 million (the “Line of Credit”) established by the Company in favor of BIG and Bankers Underwriters, Inc., a wholly-owned subsidiary of BIG, in August 2002. The Line of Credit was secured by a first priority lien security interest in the book of flood insurance business sold by BIG to FNF. This security interest, as well as all loan documentation relating to the Line of Credit, was terminated upon receipt by the Company of all amounts due under the Line of Credit.

     Effective as of the consummation of the foregoing transaction between BIG and FNF, the Company entered into a new Flood Insurance Full Service Vendor Agreement, dated January 3, 2003 (the “FCIC Service Agreement”), with FCIC, now a wholly-owned subsidiary of FNF, pursuant to which the Company will continue to provide policy administration, claims administration, data processing and other related services to FCIC in connection with FCIC’s Write Your Own (“WYO”) Flood Insurance Program. As of the date of this Report, FCIC’s WYO Program consists solely of the flood insurance book of business previously administered by the Company on behalf of BIG. Given, among other factors, FNF’s substantial size and financial strength relative to BIG, the Company believes that FCIC’s prospects for both retention and growth of the existing flood insurance book of business are favorable. No assurances can be given, however, as to whether FCIC will be able to retain or grow the existing flood insurance book of business, or as to whether the acquisition of FCIC and certain related assets by FNF from BIG will have a positive impact on the Company’s business, financial condition or results of operations.

     For the services to be provided by the Company under the FCIC Service Agreement, FCIC shall pay the Company: (i) for policy administration and other related services (other than claims administration services) a monthly fee equal to a fixed percentage (which percentage is higher for manual policies than for internet policies) of FCIC’s monthly gross written flood insurance premium (“GWP”) as measured on the effective date of each policy (commencing as of January 3, 2005, the applicable rates for internet policies and manual policies shall each be reduced by 0.5%); and (ii) for claims administration services a monthly fee equal to a fixed percentage of incurred losses. The percentage rates initially applicable to FCIC under the FCIC Agreement are identical to those percentage rates which were applicable to BIG for flood insurance administration services immediately prior to the transaction between BIG and FNF.

     The FCIC Service Agreement is for a six-year term, subject to early termination by either party under certain circumstances. FCIC, for example, may terminate the FCIC Service Agreement in the event of, among other things, (i) a material breach by the Company of any material representation, warranty or covenant contained therein (subject to certain limited cure rights) or (ii) the lapse, termination, or cancellation of the fidelity, errors and omissions insurance coverages required to be maintained by the Company under the FCIC Service Agreement.

     Pursuant to the FCIC Service Agreement, the Company has agreed to indemnify FCIC and its directors, officers, representatives, agents and employees from losses and expenses (including losses and expenses relating to lost business or profits and special, consequential or punitive damages, but only to the extent they arise out of the Company’s gross negligence, bad faith or willful misconduct) resulting from any act or omission of the Company or its agents in violation or breach of, outside the scope of, or otherwise in contravention of the terms of the FCIC Service Agreement.

     The FCIC Service Agreement is not assignable by either party without the prior written consent of the other (which consent may not be unreasonably withheld). For purposes of the FCIC Service Agreement, a change of control of the Company (as defined in the agreement) would be deemed to be an assignment. Notwithstanding the foregoing, without the prior written consent of the other party, (i) FCIC may assign the FCIC Service Agreement to certain affiliated entities of FCIC and FNF and (ii) the Company may assign the FCIC Service Agreement to a third party in connection with a change of control of the Company, provided all of the following are satisfied: (a) the third party is not a direct competitor of FNF or any of its affiliates; (b) the third party (or an affiliate thereof) has (or will cause the Company to have) sufficient financial strength at the time of the proposed assignment to perform the services thereunder for the duration of the term; (c) the third party has at least three years experience in the WYO Program or agrees to maintain the Company’s operations substantially intact for a period of two years after such assignment; and (d) the third party assumes or guarantees the performance of all of the Company’s obligations under the FCIC Service Agreement.

     The Audit Committee of the Board of Directors of the Company approved the FCIC Service Agreement on December 26, 2002.

     The FCIC Service Agreement expressly removes FCIC as a party from the existing Administrative Services Agreement, effective October 1, 2001, as amended, between the Company and each of BIG, BIC, BSIC and FCIC (the “Big Service Agreement”). Pursuant to the BIG Service Agreement, however, the Company will continue to provide BIG, including its BIC and BSIC subsidiaries, with IT hosting and support services, as well as various other back-office support services, including cash office processing, records management, policy assembly, and print and mail distribution services, in connection with all of BIG’s personal and commercial insurance lines of business, with no changes in the existing fee structure. Nevertheless, as a result of the consummation of the sale of FCIC and related assets by BIG to FNF, the Company believes its reliance on its affiliated customers will diminish significantly on a going-forward basis. If the foregoing transaction between BIG and FNF had occurred effective January 1, 2002, BIG, which accounted for approximately 70.8% of the Company’s total revenue on an actual basis for the nine-month period ended September 30, 2002, would have accounted for only approximately 36.8% of the Company’s total revenue during such period, and FCIC would have accounted for approximately 34.0% of the Company’s total revenue during such period.

     As of the date of this Report, BIG owes the Company an aggregate of approximately $5.0 million under the BIG Service Agreement, of which approximately $4.1 million (including approximately $310,000 in late payment fees) is currently past due. The Company has made written demand on BIG for payment in full of all past due amounts owing under the BIG Service Agreement, and the Audit Committee of the Company’s Board of Directors is currently considering various alternatives for collecting such past due amounts.

     Certain statements contained in this Current Report, including statements regarding the potential impact on the Company of the sale of FCIC and related assets by BIG to FNF, the anticipated decrease in the dependence of the Company on BIG and its affiliates as customers, and the other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding economic conditions and the market as those affect the Company, its business and financial condition, uncertainties regarding the ability of FCIC to maintain its existing flood insurance book of business following the acquisition of FCIC by FNF, uncertainties regarding FCIC’s ability to grow its flood book of business, and those risks and uncertainties discussed in filings made by the Company with the Securities Exchange Commission including those risks and uncertainties contained under the heading “Item 1: Business—Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1.	Flood Insurance Full Service Vendor Agreement, dated as of January 3, 2003, by and between First Community Insurance Company and Insurance Management Solutions Group, Inc.

10.2	Release of Security Interests, dated as of January 3, 2003, by and between Bankers Insurance Group, Inc., Bankers Underwriters, Inc. and Insurance Management Solutions Group, Inc.

10.3	Termination Agreement (relating to Technical Support Agreement), dated as of January 3, 2003, by and between Insurance Management Solutions, Inc., Bankers Insurance Group, Inc., and First Community Insurance Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

By:	David M. Howard

David M. Howard Chairman of the Board, President and Chief Executive Officer

Date: January 7, 2003

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Flood Insurance Full Service Vendor Agreement, dated as of January 3, 2003, by and between First Community Insurance Company and Insurance Management Solutions Group, Inc.

10.2	Release of Security Interests, dated as of January 3, 2003, by and between Bankers Insurance Group, Inc., Bankers Underwriters, Inc. and Insurance Management Solutions Group, Inc.

10.3	Termination Agreement (relating to Technical Support Agreement), dated as of January 3, 2003, by and between Insurance Management Solutions, Inc., Bankers Insurance Group, Inc., and First Community Insurance Company.

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